Exhibit 23



                    Consent of Independent Auditorson Program

We consent to the incorporation by reference in the following Registration Statements of our report dated June 25, 1999, with respect to the financial statements and schedules of the Capital One Financial Corporation Associate Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1998:

Registration Statement
       Number                   Form                  Description
----------------------        --------         ----------------------------
      33-80263                Form S-8         Marketing and Management
                                                   Services Agreement
      33-86874                Form S-8         Employee Stock Purchase Plan
      33-86876                Form S-8         Employee Savings Plan
      33-86986                Form S-8         1994 Stock Incentive Plan
      33-91790                Form S-8         1995 Non-Employee Directors
                                                   Stock Incentive Plan
      33-97032                Form S-8         Amendment to 1994 Stock
                                                   Incentive Plan
      33-99748                Form S-3         Dividend Reinvestment and
                                                   Stock Purchase Plan
      333-3580                Form S-3         Debt Securities, Preferred Stock
                                                   and Common Stock in the
                                                   amount of $200 million
      333-42853               Form S-8         1994 Stock Incentive Plan
      333-45453               Form S-8         Associate Savings Plan
      333-51639               Form S-8         1994 Stock Incentive Plan,
                                                   Tier 5 Special Option Program
      333-51637               Form S-8         1994 Stock Incentive Plan
      333-57317               Form S-8         1994 Stock Incentive Plan,
                                                   1998 Special Option Program
      333-58577               Form S-3         Debt Securities, Preferred Stock
                                                   and Common Stock in the
                                                   amount of $500 million
      333-60831               Form S-3         Acquisition of Summit
                                                   Acceptance Corporation
      333-70305               Form S-8         1994 Stock Incentive Plan,
                                                   Supplemental Special
                                                   Option Program
      333-78067               Form S-8         1994 Stock Incentive Plan
      333-78383               Form S-8         1994 Stock Incentive Plan,
                                                   1999 Performance-Based Option
                                                   Program and Supplemental
                                                   Special Option Program
      333-78609               Form S-8         1999 Stock Incentive Plan
      333-78635               Form S-8         1999 Non-Employee Directors Stock
                                                            Incentive Plan


                                                            \s\ERNST & YOUNG LLP

Washington, D.C.
June 25, 1999